Allied Capital Corporation II and Subsidiaries
Exhibit 11 Computation of Earnings Per Common Share
For the Years Ended December 31, 1995, 1994 and 1993

                                                                     For the Year Ended December 31
                                                               -----------------------------------------
                                                                   1995           1994          1993
                                                               -----------------------------------------
Primary Earnings Per Share:

   Net Increase in Net Assets Resulting
     from Operations                                           $14,733,000  $10,515,000     $10,474,000
                                                               =========================================

   Weighted average number of
     shares outstanding                                          6,946,815    6,938,191       6,938,191

   Weighted average number of
     shares issuable on exercise
     of outstanding stock options                                   32,555        1,756          12,973
                                                               -----------------------------------------
   Weighted average number of
     shares and share equivalents outstanding                    6,979,370    6,939,947       6,951,164
                                                               =========================================
   Earnings per Share                                                $2.11        $1.52           $1.51
                                                               =========================================

Fully Diluted Earnings Per Share:

   Net Increase in Net Assets Resulting
     from Operations                                           $14,733,000  $10,515,000     $10,474,000
                                                               =========================================
   Weighted average number of
     shares and share equivalents
     outstanding as computed for
     primary earnings per share                                  6,979,370    6,939,947       6,951,164

   Weighted average of additional
     shares issuable on exercise
     of outstanding stock options                                   41,184            -               -
                                                               -----------------------------------------
   Weighted average of shares and share equivalents
     outstanding, as adjusted                                    7,020,554    6,939,947       6,951,164
                                                               =========================================
   Earnings per Share                                                $2.10        $1.52           $1.51
                                                               =========================================